                            IMS HEALTH INCORPORATED

             OFFER TO EXCHANGE 0.309 SHARES OF COGNIZANT TECHNOLOGY
                 SOLUTIONS CORPORATION CLASS B COMMON STOCK FOR
               EACH SHARE OF IMS HEALTH INCORPORATED COMMON STOCK
                   UP TO AN AGGREGATE OF 36,540,129 SHARES OF
                            IMS HEALTH COMMON STOCK

                        INSTRUCTIONS TO FORM OF ELECTION

     All tenders of shares of IMS Health common stock are subject to the terms of the Form of Election and offering circular-prospectus, dated January 9, 2003 (the "Offering Circular-Prospectus"), which was mailed to stockholders of record as of January 6, 2003. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 6, 2003, UNLESS IMS HEALTH EXTENDS THE OFFER. THE EXCHANGE AGENT MUST RECEIVE YOUR FORM OF ELECTION BEFORE 4:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 3, 2003 IF YOU WANT TO PARTICIPATE IN THE EXCHANGE OFFER. DO NOT FAX THE FORM OF ELECTION TO THE EXCHANGE AGENT.

     These instructions for the Form of Election must be followed to tender shares of IMS Health common stock owned by you in the IMS Health Savings Plan (the "Plan"). Additional copies of the Offering Circular-Prospectus or the Form of Election may be obtained by contacting the information agent, Georgeson Shareholder Communications Inc., at (866) 203-1913 (toll-free) in the United States or at (212) 440-9800 from elsewhere. You may also contact Cigna, the administrator of the IMS Health Savings Plan at (800) 253-2287, the information agent, the exchange agent, American Stock Transfer & Trust Company or the joint dealer managers for the exchange offer -- Goldman, Sachs & Co. or Bear, Stearns & Co. Inc. -- at one of the telephone numbers set forth on the last page of the Offering Circular-Prospectus for assistance with any questions you may have about the exchange offer.

SECTION 1.  ABOUT YOU AND YOUR SHARES

     Section 1 of the Form of Election shows your name and address and the number of shares of IMS Health common stock owned by you in the Plan, as reflected on the records of the trustee for the Plan at the time of mailing these instructions. Mark through any incorrect address information that is printed in this area on the Form of Election. Clearly print your correct address in the space beside the printed information.

SECTION 2.  ELECTION OPTIONS AND REQUIRED SIGNATURES

A) NUMBER OF SHARES TENDERED

     The exchange offer is completely voluntary. You may tender in the exchange offer all, some or none of the shares of IMS Health common stock held in your Plan account. If you want to keep all of your shares of IMS Health common stock, you do not need to take any action. Your right to make an election will be carried out by directing the trustee of the Plan to tender shares on your behalf. The trustee of the Plan is the registered owner of all shares of IMS Health common stock held in the Plan and, as such, only the trustee can tender shares held in the Plan. You may select from the following options:

          1. TENDER ALL SHARES OF IMS HEALTH COMMON STOCK HELD IN YOUR PLAN ACCOUNT. If you select this option, the trustee of the Plan will tender all shares of IMS Health common stock that are credited or allocable to your account on the date the exchange offer expires, subject to the limitations described in this document. To select this option, you must check the appropriate box on the Form of Election for the Plan indicating your desire to tender shares.

          2. TENDER A PERCENTAGE (INDICATED BY YOU) OF THE SHARES OF IMS HEALTH COMMON STOCK IN YOUR PLAN ACCOUNTS. If you select this option, the trustee of the Plan will tender a portion, equal to the percentage you indicate, of the shares of IMS Health common stock credited or allocable to your account, on the date the exchange offer expires, subject to the limitations described in this document. To select this option, you must fill in the blank on the Form of Election for the Plan indicating your desire to tender shares, with the percentage of the total shares in the Plan that you desire to tender. The percentage you indicate in Section 2 of the Form of Election will be applied to the total number of shares of IMS Health common stock credited or allocable to your Plan account on the date the exchange offer expires.

          3. TENDER NONE OF YOUR SHARES OF IMS HEALTH COMMON STOCK. If you want to keep all of the shares of IMS Health common stock held in your Plan account, then do nothing. You do not need to take any action. If you do not complete the Form of Election, the trustee will not tender any of the shares credited or allocable to your Plan account and you will not participate in the exchange offer. You will not receive any shares of Cognizant class B common stock in the exchange offer, unless the exchange offer is under subscribed and IMS Health decides to authorize a dividend of its remaining shares of Cognizant class B common stock.

B) YOU MUST SIGN THE FORM OF ELECTION

     You, as the beneficial owner of the Plan account holding shares of IMS Health common stock, must sign the Form of Election. Your name must exactly match the name on the Plan account. Please be sure to include your daytime telephone number.

BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU DO THE FOLLOWING:

     (a) verify the election you have chosen; and

     (b) sign and date the Form of Election and include your daytime phone number.

ALL DISPUTES WILL BE RESOLVED BY IMS HEALTH, IN ITS DISCRETION.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered shares of IMS Health common stock will be determined by IMS Health, in its sole discretion, and its determination shall be final and binding on all tendering stockholders. IMS Health reserves the absolute right to reject any or all tenders of shares of IMS Health common stock determined by it not to be in proper form or the acceptance of which may, in the opinion of IMS Health's counsel, be unlawful. IMS Health also reserves the absolute right to waive any defect or irregularity in any tender of shares of IMS Health common stock. All tendering stockholders, by execution of the Form of Election, waive any right to receive notice of the acceptance of their shares of IMS Health common stock for exchange.

     IMS Health reserves the right to request any additional information from any record or beneficial owner of shares of IMS Health common stock that IMS Health in its sole discretion determines to so request including information with respect to the tax status of any such person. None of IMS Health, the exchange agent, or any other person shall be under any duty to give notification of any defect or irregularity in any tender, or incur any liability for failure to give any such notification. See the section entitled "The Exchange
Offer -- IMS Health's Interpretations are Binding" in the Offering Circular-Prospectus.

     ANY DISPUTES REGARDING YOUR ELECTION OR THE ELECTIONS MADE BY OTHER STOCKHOLDERS WILL BE RESOLVED BY IMS HEALTH, AND ITS DETERMINATION WILL BE FINAL AND BINDING ON ALL TENDERING STOCKHOLDERS. IMS HEALTH AND THE EXCHANGE AGENT HAVE THE ABSOLUTE RIGHT TO REJECT ANY AND ALL FORM OF ELECTIONS WHICH THEY DETERMINE ARE NOT IN PROPER FORM, OR TO WAIVE DEFECTS IN ANY FORM.

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

                            IMS HEALTH SAVINGS PLAN

HOW WAS THE NUMBER OF SHARES OF IMS HEALTH COMMON STOCK LISTED ON THE FORM OF ELECTION DETERMINED?

     The IMS Health Common Stock Fund in the Plan holds shares of IMS Health common stock and cash. The number of shares of IMS Health common stock and the amount of cash held in the fund change from day to day based upon activity within the fund. Each participant's investment in the fund is accounted for in terms of "Units," which represent a participant's pro rata ownership of the stock and cash held by the fund. The Form of Election lists the proportionate number of shares of common stock corresponding to your investment as of January 6, 2003, based on the number of Units credited to your account and the total assets of the fund on that date. On January 6, 2003, each Unit was equivalent to approximately one share of IMS Health common stock. The number of shares of IMS Health common stock that corresponds to one unit changes from time to time based upon activity within the fund and changes, if any, you make in your investment options.

HOW MANY SHARES FROM MY IMS HEALTH COMMON STOCK FUND ACCOUNT CAN I TENDER IN THE EXCHANGE OFFER?

     You may tender all, some or none of the shares of IMS Health common stock allocable to your account in the IMS Health Common Stock Fund on the date that the exchange offer expires. If you elect to tender shares of IMS Health common stock allocable to your IMS Health Common Stock Fund in your Plan account, the percentage you indicate on the Form of Election will be applied to the number of shares that corresponds to the number of Units allocable to your account on the date the exchange offer expires. This number may be different from the number of shares printed on your Form of Election. IMS Health will establish a new fund within the IMS Health Savings Plan for the sole purpose of holding the shares of Cognizant class B common stock received by Plan participants in the exchange offer until such shares or the proceeds of the sale of such shares are transferred to another fund within the Plan, which is currently expected to occur approximately one month after the expiration of the exchange offer. Because your IMS Health Common Stock Fund account is valued in Units, rather than shares, the amount that will be transferred from your IMS Health Common Stock Fund account to the new Cognizant class B Common Stock Fund will be calculated by applying the percentage of your account that you elect to tender to your proportionate amount of the total value of the IMS Health Common Stock Fund (which is expressed in Units).

WILL MY PAYROLL CONTRIBUTIONS AND/OR MY INVESTMENT OPTIONS IN THE IMS HEALTH COMMON STOCK FUND INCREASE THE NUMBER OF SHARES OF IMS HEALTH COMMON STOCK I CAN TENDER IN THE EXCHANGE OFFER?

     Maybe. Any payroll contributions that you have directed towards the IMS Health Common Stock Fund will continue to be invested in shares of IMS Health common stock allocable to your account. You may tender in the exchange offer any additional shares that are purchased with payroll contributions that are credited to your account before 4:00 p.m. New York City time February 3, 2003.

     You also can request to move money from other investment funds under the Plan into your IMS Health Common Stock Fund account until 4:00 p.m. New York City time on February 3, 2003. If a funds transfer is processed before 4:00 p.m. New York City time on February 3, 2003, you may tender in the exchange offer the additional shares that become allocable to your account as a result of such transactions. The exchange offer is scheduled to expire on February 6, 2003; however, the proceeds of any tendered shares may remain uninvested for such period of time as may be administratively necessary to complete the exchange offer.

WILL THERE BE "FREEZE" PERIODS WHEN NO TRANSACTIONS WITHIN THE COMMON STOCK FUND CAN BE PROCESSED?

     Yes. To ensure that the trustee tenders the correct number of shares of IMS Health common stock on behalf of employees who elect to tender Plan shares in the exchange offer, and to ensure that the correct number of shares of Cognizant class B common stock are issued in exchange, we will need to temporarily freeze each IMS Health participant's account in the IMS Health Common Stock Fund, which contains shares of IMS Health common stock that are eligible for tender in the exchange offer. This administrative process may take up to three business days.

     At 4:00 p.m., New York City time, on the day that is three (3) business days before the exchange offer is scheduled to expire, which currently is February 3, 2003, each participant's account in the IMS Health Common Stock Fund, which contains shares of IMS Health common stock that are eligible for tender in the exchange offer will be frozen. The freeze is scheduled to last until approximately 12:01 a.m. New York City time, on February 7, 2003. Commencing after the freeze period begins and continuing until the exchange offer is completed or is terminated (the "Segregation Period"), the shares of IMS Health common stock with respect to which an election to participate in the exchange offer has been made will be segregated from other accounts and funds within the Plan. During the Segregation Period, you will not be able to make inquiries regarding or obtain any information about your segregated shares of IMS Health common stock. Please note that during this freeze period, if you call the automated voice response system, view your account over the Internet, or speak with a Benefits Express representative, the value of your IMS Health Common Stock Fund account will not include the value of any shares of IMS Health common stock held in that account you have elected to have tendered in the exchange offer, and those shares of IMS Health common stock will not be included in your IMS Health Common Stock Fund account balance.

     Please note that even though the value of shares of IMS Health common stock held in your IMS Health Common Stock Fund account will be unavailable during the freeze period, you will continue to have access to information to, and to effect transactions in, the rest of your account. New contributions and loan repayments, including contributions and repayments to your IMS Health Common Stock Fund account, will continue to be made in accordance with your current investment elections. You also may reallocate funds among the other investment funds, take a new loan or withdrawal, or make new investment or contribution elections; however, any shares of IMS Health common stock that you acquire after the date the Form of Election is due will not be eligible to be tendered in the exchange offer.

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS ARE SCHEDULED TO EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 6, 2003, SO THE FREEZE PERIOD IS SCHEDULED TO BEGIN AT 4:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 3, 2003 AND END AT APPROXIMATELY 12:01 A.M., NEW YORK CITY TIME, ON FEBRUARY 7, 2003, UNLESS IMS HEALTH EXTENDS THE OFFER.

HOW MANY SHARES OF COGNIZANT CLASS B COMMON STOCK WILL I RECEIVE IN MY PLAN ACCOUNT FOR EACH SHARE OF IMS HEALTH COMMON STOCK THAT I TENDER FROM MY PLAN ACCOUNT?

     You will receive in your Plan account 0.309 shares of Cognizant class B common stock for each share of IMS Health common stock that is validly tendered on your behalf (and not properly withdrawn) in the exchange offer. This number is referred to as the "exchange ratio." You may receive fewer shares of Cognizant class B common stock if more than 36,540,129 shares of IMS Health common stock are validly tendered. If that happens, the shares tendered by your Plan account and accepted in the exchange offer will be subject to proration, as described below.

ARE THERE ANY CONDITIONS TO IMS HEALTH'S OBLIGATION TO COMPLETE THE EXCHANGE OFFER?

     Yes. IMS Health is not required to complete the exchange offer unless the conditions described in the Offering Circular-Prospectus are satisfied or waived. In particular, IMS Health may not complete this exchange offer unless at least 27,400,000 shares of IMS Health common stock are tendered. This minimum number of shares of IMS Health common stock that must be tendered is referred to as the "minimum amount." IMS Health may waive any or all of the conditions to the exchange offer, including the requirement that the minimum amount of shares of IMS Health common stock be tendered.

WHAT HAPPENS IF LESS THAN THE MINIMUM AMOUNT OF SHARES OF IMS HEALTH COMMON STOCK IS TENDERED?

     If less than the minimum amount of shares of IMS Health common stock is tendered in the exchange offer, IMS Health may terminate the exchange offer and return any shares of IMS Health common stock that have been tendered. However, IMS Health may waive this condition and complete the exchange offer as described in the Offering Circular-Prospectus. If IMS Health would continue to own Cognizant class B common stock after the completion of the exchange offer, it is their current plan to either distribute them to its stockholders or convert them into shares of Cognizant's class A common stock prior to the completion of the exchange offer.

WHAT HAPPENS IF MORE THAN 36,540,129 SHARES OF IMS HEALTH COMMON STOCK ARE TENDERED, I.E., THE EXCHANGE OFFER IS OVERSUBSCRIBED?

     If the exchange offer is oversubscribed, the number of shares of IMS Health common stock to be accepted from each IMS Health stockholder who validly tendered and did not properly withdraw shares of IMS Health common stock will be reduced on a pro rata basis. We refer to this pro rata reduction as "proration." Proration will be based on the number of shares of IMS Health common stock each stockholder has tendered in the exchange offer, and not on the stockholder's aggregate ownership of shares of IMS Health common stock. Any shares of IMS Health common stock not accepted for exchange will be returned to your Plan account promptly following the expiration or termination of the exchange offer.

CAN I CHANGE MY MIND AFTER I TENDER MY SHARES OF IMS HEALTH COMMON STOCK?

     Yes. You may withdraw tenders of your shares of IMS Health common stock any time before the exchange offer expires by following the withdrawal procedures described in the Offering Circular-Prospectus under the section entitled "The Exchange Offer -- Withdrawal Rights." If you change your mind after you have withdrawn your tender, you may tender your shares of IMS Health common stock again by following the tender procedures and re-delivering your shares of IMS Health common stock before the expiration of the exchange offer.

WHAT IF MY SHARES OF IMS HEALTH COMMON STOCK ARE NOT ACCEPTED FOR EXCHANGE?

     Any shares of IMS Health common stock not accepted for exchange will be returned to your Plan account promptly following the expiration or termination of the exchange offer. Shares of IMS Health common stock tendered in the exchange offer may not be accepted if:

     - the exchange offer is terminated by IMS Health;

     - the exchange offer is oversubscribed, so that not all tendered shares of IMS Health common stock are accepted;

     - necessary documents were not provided or completed before the expiration date, so the shares of IMS Health common stock were not validly tendered shares; or

     - the exchange offer is not completed by March 6, 2003, which is the date that is 40 business days after January 9, 2003, the date the exchange offer was commenced.

                             DELIVERY INSTRUCTIONS

     PLEASE NOTE THAT, FOR ADMINISTRATIVE PURPOSES, THE ELECTION DEADLINE FOR SHARES HELD IN THE PLAN IS 4:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 3, 2003, WHICH IS EARLIER THAN THE GENERAL DEADLINE FOR OTHER STOCKHOLDERS.

     The method of delivery of the Form of Election is at the option and risk of the tendering stockholder. Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the exchange agent. If you send the Form of Election by mail, we recommend that you use registered mail, return receipt requested, and allow sufficient time to ensure timely receipt by the election deadline. DO NOT FAX THE FORM OF ELECTION.

     No alternative, conditional or contingent tenders will be accepted for exchange in the exchange offer. All tendering stockholders, by execution of the Form of Election, waive any right to receive any notice of the acceptance by IMS Health of their tendered shares.

     THE FORM OF ELECTION AND ANY OTHER REQUIRED DOCUMENTS MUST BE SENT TO:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

           BY MAIL:                        BY HAND:                 BY OVERNIGHT DELIVERY:
           --------                        --------                 ----------------------
   AMERICAN STOCK TRANSFER &       AMERICAN STOCK TRANSFER &       AMERICAN STOCK TRANSFER &
         TRUST COMPANY                   TRUST COMPANY                   TRUST COMPANY
        59 Maiden Lane                  59 Maiden Lane                 Operations Center
          Plaza Level                     Plaza Level                  6201 15th Avenue
   New York, New York 10038        New York, New York 10038        Brooklyn, New York 11219
                                                                    Attn: Reorg. Department

          FOR INFORMATION ABOUT SUBMITTING THE FORM OF ELECTION, CALL
                (800) 937-5449, TOLL-FREE, IN THE UNITED STATES
                  AND (718) 921-8200 EXT. 6820 FROM ELSEWHERE

DELIVERY OF THE FORM OF ELECTION TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

BEFORE YOU MAIL YOUR FORM OF ELECTION, MAKE SURE YOU HAVE DONE THE FOLLOWING:

     (a) verified the election you have chosen; and

     (b) signed and dated the Form of Election and included your daytime phone number.